Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Sleep Number Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

STADIUM CAPITAL MANAGEMENT LLC

By:	/s/ Alexander M. Seaver
Alexander M. Seaver, Manager
Date:	03/14/2025

Stadium Capital Management GP, L.P.

By:	/s/ Alexander M. Seaver
Alexander M. Seaver, Manager of its General Partner
Date:	03/14/2025

Stadium Special Opportunity I, L.P.

By:	/s/ Alexander M. Seaver
Alexander M. Seaver, Manager of the General Partner of its General Partner
Date:	03/14/2025

STADIUM CAPITAL PARTNERS L P

By:	/s/ Alexander M. Seaver
Alexander M. Seaver, Manager of the General Partner of its General Partner
Date:	03/14/2025

SEAVER ALEXANDER M

By:	/s/ Alexander M. Seaver
Alexander M. Seaver
Date:	03/14/2025